INVESTMENT ADVISORY AGREEMENT

                         EXCELSIOR BUYOUT INVESTORS, LLC
                               New York, New York

                                                                  March __, 2003


U.S. Trust Company
225 High Ridge Road
Stamford, Connecticut  06905

Gentlemen:

         We, Excelsior Buyout Investors, LLC (the "Fund") herewith confirm our agreement with you, U.S. Trust Company, as follows:

         1. We propose to engage in the business of investing our assets in investments of the type, and in accordance with the limitations, specified in our Certificate of Formation, Limited Liability Company Operating Agreement (the "Operating Agreement") and Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended, including the Prospectus forming a part thereof (the "Registration Statement"), all as from time to time in effect, and in such manner and to such extent as may from time to time be authorized by our Board of Managers. We enclose copies of the documents listed above and will furnish you such amendments thereto as may be made from time to time.

         2. (a) We hereby employ you to manage the investment of our assets as above specified, and, without limiting the generality of the foregoing, to provide the investment management services specified below.

               (b) Subject to the general control of our Board of Managers, you will (a) act in accordance with the Company's Operating Agreement, the 1940 Act and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Company's assets in accordance with its investment objective and policies as stated in the Company's Registration Statement as from time to time in effect, (c) make investment decisions and exercise voting rights in respect of portfolio investments for the company, and (d) place purchase and sale orders on behalf of the Company for all investments. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact for our account and at our risk and in our name, to place orders for the investment of our assets. In all purchases, sales and other transactions in our portfolio investments you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as the Fund itself might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

               (c) You will report to our Board of Managers at each meeting thereof all changes in our portfolio since your prior report, and will also keep us in touch with important developments affecting our portfolio and, on your initiative, will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual entities whose securities are included in our portfolio, the activities in which such entities engage, federal income tax policies applicable to our investments, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to our portfolio investments as you may believe appropriate or as we may reasonably request. In making such purchases and sales of our portfolio investments, you will comply with the policies set from time to time by our Board of Managers as well as the limitations imposed by our Limited Liability Company Operating Agreement and by the provisions of the Internal Revenue Code and the 1940 Act relating to regulated investment companies and the limitations contained in the Registration Statement.

              (d) You will provide valuations with respect to the investments held by the Company consistent with the Company's valuation policies and procedures as in effect from time to time.

              (e) It is understood that you may from time to time employ, subcontract with or otherwise associate with yourself, entirely at your expense, such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder.

              (f) You or your affiliates will also furnish us, at your own expense, such investment advisory supervision and assistance as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

          3. We agree, subject to the limitations described below, to be responsible for, and hereby assume the obligation for payment of, all our expenses, including: (a) brokerage and commission expenses, (b) federal, state or local taxes, including issue and transfer taxes incurred by or levied on us,
(c) commitment fees and certain insurance premiums, (d) interest charges on borrowings, (e) charges and expenses of our custodian, (f) charges, expenses and payments relating to the issuance, redemption, transfer and dividend disbursing functions for us, (g) recurring and nonrecurring legal and accounting expenses, including those of the bookkeeping agent, (h) telecommunications expenses, (i) the costs of organizing and maintaining our existence as a limited liability company, (j) compensation, including managers' fees, of any of our managers, officers or employees who are not your officers or employees or of your
affiliates,  and  costs  of  other  personnel  providing  clerical,   accounting
supervision and other office services to us as we may request, (k) costs of investor services including, charges and expenses of persons providing confirmations of transactions in our units, periodic statements to investors, and recordkeeping and investors' services, (l) costs of investors' reports, proxy solicitations, and Company meetings, (m) fees and expenses of registering our units under the appropriate federal securities laws and of qualifying such units under applicable state securities laws, including expenses attendant upon the initial registration and qualification of such units and attendant upon renewals of, or amendments to, those registrations and qualifications, (n) expenses of preparing, printing and delivering our prospectus and of printing investor application forms for investor accounts, and (o) payment of the fees and expenses provided for herein, under the Administration Agreement and Distribution Agreement.

         4. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you will not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect you against any liability to us or to our security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder ("Disabling Conduct").

         5. In consideration of the foregoing, we will pay you a fee at the annual rate of 1% of the net asset value of the Fund. Your fee will be determined and payable as of the end of each quarter.

         6. We will indemnify you, your affiliates and each of their officers, directors, employees, members and agents (each an "Indemnified Person") against, and hold each of them harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) incurred by any of them in connection with or resulting from the actions or inactions of any Indemnified Person in connection with the performance of or under this Agreement not resulting from Disabling Conduct by the respective Indemnified Person. Indemnification shall be made only following:
(i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of Disabling Conduct; or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Person was not liable by reason of Disabling Conduct by (a) the vote of a majority of a quorum of Managers of the Fund who are not "interested persons" of U.S. Trust Company ("Disinterested Managers") or (b) independent legal counsel in a written opinion. The Indemnified Person shall be entitled to advances from us for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Delaware Limited Liability Company Act. The Indemnified Person shall provide to us a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Person shall provide security in form and amount acceptable to us for its undertaking; (b) we are insured against losses arising by reason of the advance; or (c) a majority of a quorum of Disinterested Managers, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to us at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Person will ultimately be found to be entitled to Indemnification.

          No provision of this Agreement shall be construed to protect any Indemnified Person from liability in violation of Section 17(h) or (i) of the 1940 Act.

         7. This Agreement will become effective on the date hereof and shall continue in effect until the second anniversary of the effective date of this Agreement, and thereafter for successive twelve-month periods, provided that such continuation is specifically approved at least annually by our Board of Managers or by a majority vote of the holders of our outstanding voting securities, as defined in the 1940 Act and the rules thereunder, and, in either case, by a majority of those of our Managers who are neither party to this Agreement nor, other than by their service as managers of the Fund, interested persons, as defined in the 1940 Act and the rules thereunder, of any such person who is party to this Agreement. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities, as defined in the 1940 Act and the rules thereunder, or by a vote of a majority of our entire Board of Managers, on sixty days' written notice to you, or by you on sixty days' written notice to us.

         8. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer," "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

         9. This Agreement may be amended only if such amendment is approved, to the extent required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company and by vote of a majority of the Board of Managers who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

         10. All notices and other communications hereunder shall be in writing and sent via U.S. mail or hand delivery or by facsimile sending device or [other electronic media]. Notices, if by U.S. mail or hand delivery, shall be addressed: (a) if to the Investment Adviser, to: U.S. Trust Company, 225 High Ridge Road, Stamford, Connecticut 06905, Attn: ____________ or (b) if to the Company, to: Excelsior Buyout Investors, LLC, 225 High Ridge Road, Stamford, Connecticut 06905.

         11. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof, to the extent that such laws are consistent with the provisions of the 1940 Act and the regulations thereunder.

         12. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees or an officer and/or director of yours, who may also be a manager, officer or employee of ours, or of a person affiliated with us, as defined in the 1940 Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, company, firm, individual or association.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                Very truly yours,

                                EXCELSIOR BUYOUT INVESTORS, LLC


                                By:
                                   ----------------------------
                                   Name:
                                   Title:



ACCEPTED:  March __, 2003

U.S. TRUST COMPANY


By:
       -----------------------------------
       Name:
       Title: